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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No.
        ) of our report dated March 10, 1997, on our audits of the financial statement and financial statement schedules of ENI Holding Corp. and Subsidiary Companies. We also consent to the references to our firm under the captions "Independent Auditors" and "Selected Historical Financial Data".

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
Chicago, Illinois

December 30, 1997